Exhibit 99.1

              Certification Pursuant to 18 U.S.C. Section 1350,

                            As Adopted Pursuant to

                Section 906 of The Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Matthews International Corporation (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David M. Kelly, President and Chief Executive Officer, certify, to the best of my knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



David M. Kelly
-------------------------------------
David M. Kelly,
President and Chief Executive Officer



May 14, 2003



This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Matthews International Corporation and will be retained by Matthews International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.